UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

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Tops Holding II Corporation

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	333-191029 (Commission File Number)	46-2733709 (I.R.S. Employer Identification No.)

6363 Main Street Williamsville, New York (Address of principal executive offices)		14221 (Zip Code)

Registrant’s telephone number, including area code:  (716) 635-5000

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On May 22, 2017, the New York Teamsters Conference Pension and Retirement Fund (the “Fund”) commenced an action in federal court purporting to request the court to determine whether the Company’s April 2017 contribution to the Fund should be returned or paid to Teamsters Local 264.  On June 30, 2017, the Company filed a motion requesting that the action be dismissed in its entirety.  On July 12, 2017, Teamsters Local 264 filed an answer and cross-claim in the action.  The cross-claim requests the court to direct that the contributions to the Fund that have been rejected and returned to the Company be held in trust pending final resolution of the ongoing withdrawal arbitration proceeding involving the Company and the Fund.  The Company intends to vigorously oppose Teamsters Local 264’s cross-claim.  Additional information regarding these matters is contained in the Company’s periodic filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPS HOLDING II CORPORATION

Date:  July 20, 2017

By:	/s/ David M. Langless
David M. Langless
Executive Vice President and Chief Financial Officer